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                                                                   EXHIBIT 99.1


                        DEARBORN BANCORP SECOND QUARTER
                        EARNINGS INCREASE 44.3 PERCENT.

         DEARBORN, Michigan, July 16, 2003 ... Dearborn Bancorp, Inc. (Nasdaq:
DEAR), the holding company for Community Bank of Dearborn, today reported earnings of $759,000 or $0.25 per fully diluted share for the three months ended June 30, 2003. This figure was 44.3 percent more than the Corporation's earnings of $526,000 ($0.18 per diluted share) in the same period one year ago. Earnings for the first half of 2003 were $1,339,000 ($0.45 per fully diluted share), 33.5 percent more than earnings of $1,003,000 ($0.35 per diluted share) during the first half of 2002.

         During the 12 month period ending at mid-year, the Corporation's total assets grew by 35.8 percent to $393.1 million, total deposits went up 37.1 percent to $328.5 million and total loans increased 44.3 percent to stand at $327.4 million at the end of business on June 30, 2003.

         Michael J. Ross, President and CEO of both the Holding Company and the Bank, reported his organization's financial results. He added, "We are continuing to grow just about as fast as prudence allows. We have brought our loan-to-deposit ratio close to 100 percent and we have redeployed deposits raised earlier in the year from investments into loans. The consequence of this strategy has been to allow us to improve our margins at a time when community banks of our size have been experiencing severe pressure on their margins as a result of record low interest rates. In addition, we have opened a new Auburn Hills Regional Lending Center to increase our small and mid-sized business lending volume in an area where there is a relatively strong demand for quality loans."

         Dearborn Bancorp, Inc., is a registered bank holding company. Its sole subsidiary is Community Bank of Dearborn. The Bank operates offices in Dearborn, Dearborn Heights, Plymouth Township, Canton Township, Clinton Township, Southgate, and Auburn Hills in the State of Michigan. The Corporation's common shares trade on the Nasdaq National Market under the symbol DEAR.

         Contact:  Michael J. Ross, President & CEO or Jeffrey L. Karafa, CFO at
(313) 565-5700.

                                      # # #


                           FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and about the Corporation and the Bank. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events (whether anticipated or unanticipated), or otherwise.

Future Factors include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. These are representative of the Future Factors and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.


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                             DEARBORN BANCORP, INC.
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


(In thousands, except share and per share data)              THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                   JUNE 30                              JUNE 30

CONDENSED STATEMENT OF INCOME:                             2003               2002              2003               2002
                                                      ----------------------------------   ----------------------------------
Interest income                                                $5,732            $4,449            $11,049            $8,442
Interest expense                                                2,243             1,929              4,548             3,653
                                                      ----------------   ---------------   ----------------   ---------------
Net interest income                                             3,489             2,520              6,501             4,789
Provision for loan losses                                         511               263                739               488
                                                      ----------------   ---------------   ----------------   ---------------
Net interest income after provision                             2,978             2,257              5,762             4,301
Non-interest income                                               906               238              1,657               551
Non-interest expense                                            2,735             1,699              5,392             3,334
                                                      ----------------   ---------------   ----------------   ---------------
Net income before taxes                                         1,149               796              2,027             1,518
Income tax provision                                              390               270                688               515
                                                      ----------------   ---------------   ----------------   ---------------
Net income                                                       $759              $526             $1,339            $1,003
                                                      ================   ===============   ================   ===============

SHARE DATA:
Weighted avg no. of shares outstanding - basic              2,772,012         2,726,006          2,761,150         2,726,297
Weighted avg no. of shares outstanding - diluted            3,014,805         2,869,334          2,985,306         2,850,306
Period end shares outstanding                                                                    2,782,831         2,726,006

PER COMMON SHARE DATA:
Net income, basic                                               $0.27             $0.19              $0.48             $0.37
Net income, diluted                                             $0.25             $0.18              $0.45             $0.35
Closing Stock Price                                                                                 $20.00            $12.52
Book Value                                                                                          $11.60            $10.63

PROFITABILITY RATIOS, ANNUALIZED:
Return on average stockholders' equity                          9.48%             7.32%              8.48%             7.04%
Return on average total assets                                  0.77%             0.74%              0.71%             0.75%
Average equity to average total assets                          8.17%            10.09%              8.32%            10.64%

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CONDENSED BALANCE SHEET:                                                    JUNE 30            Dec. 31           June 30
                                                                              2003              2002               2002
                                                                         ---------------   ----------------   ---------------
Assets
     Cash and equivalents                                                       $18,980            $19,450           $15,150
     Mortgage loans held for sale                                                13,053              9,852               406
     Investment securities, available for sale                                   28,458             23,249            42,713
     Loans                                                                      327,383            267,522           226,800
     Allowance for loan losses                                                   (3,514)            (2,875)           (2,313)
     Other assets                                                                 8,700              7,902             6,784
                                                                         ---------------   ----------------   ---------------
Total assets                                                                   $393,060           $325,100          $289,540
                                                                         ===============   ================   ===============

Liabilities and stockholders' equity
     Deposits                                                                  $328,497           $262,086          $239,527
     Federal Home Loan Bank advances                                            $20,660            $20,660           $20,000
     Other liabilities                                                            1,619              1,663             1,022
     Trust preferred securities                                                  10,000             10,000               ---
     Stockholders' equity                                                        32,284             30,691            28,991
                                                                         ---------------   ----------------   ---------------
Total liabilities and stockholders' equity                                     $393,060           $325,100          $289,540
                                                                         ===============   ================   ===============
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